UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d)

of the Securities Exchange Act of 1934

Date of Report (date of earliest event reported): October 11, 2023

______________________________________

Universal Gaming Corporation
(Exact name of registrant as specified in its charter)

Nevada	333-210419	47-3812711
(State or other jurisdiction of incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

1710 Rhode Island Avenue NW, 2nd floor

Washington DC 20036

(Address of Principal Executive Offices)

(202) 999 6598

Registrant’s telephone number, including area code

Deseo Swimwear Inc.

(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act: None

Title of each class	Trading Symbols	Name of each exchange on which registered
Common Stock	UGCC	N/A

Indicate by check mark whether the registrant is an emerging growth company as defined in as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act.☐

Item 5.03. Amendments to Articles of Incorporation or Bylaws; Change in Fiscal Year.

Effective as of 12:01 AM on October 11, 2023, Deseo Swimwear Inc. changed its corporate name (the “Name Change”) to “Universal Gaming Corporation” (the “Company”). The Name Change was approved by the Company’s Board of Directors (the “Board”) and shareholders and was effected through the filing of a Certificate of Amendment to the Articles of Incorporation of the Company (the “Certificate of Amendment”) with the Secretary of State of the State of Nevada. A copy of the Certificate of Amendment is filed with this Current Report on Form 8-K as Exhibit 3.1 and is incorporated by reference herein. In addition, in connection with the Name Change the Company’s ticker symbol was changed from DSWR to UGCC.

In connection with the Name Change, by action of the Board, the Company amended its bylaws to reflect its new corporate name, such amendment being effective simultaneously with the effectiveness of the Name Change. There were no other amendments to the bylaws. A copy of the amended bylaws of the Company, reflecting this amendment, is filed with this Current Report on Form 8-K as Exhibit 3.2 and is incorporated by reference herein.

Item 9.01. Financial Statements and Exhibits.

(d) Exhibits.

Exhibit Number	Description

3.1	Certificate of Amendment to Articles of Incorporation of the Company

3.2	Amended bylaws of the Company

104	Cover Page Interactive Data File (embedded within the Inline XBRL document)

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SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

UNIVERSAL GAMING CORPORATION

Date: October 11, 2023	By:	/s/ John Neocleous
Name: John Neocleous
Title: President

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